FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FOR REGISTRATION OF CERTAIN CLASSES

OF SECURITIES PURSUANT TO

SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALABAMA POWER COMPANY (Exact name of registrant as specified in its charter)

ALABAMA (State of incorporation or organization)	63-0004250 (IRS Employer Identification No.)

600 North 18th Street, Birmingham, Alabama (Address of principal executive offices)	35291 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Series 2007B 5.875% Senior Notes due April 1, 2047	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

-None-

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the $250,000,000 principal amount (10,000,000 securities) of Series 2007B 5.875% Senior Notes due April 1, 2047 (the “Series 2007B Senior Notes”) of Alabama Power Company (the “Company”). A description of the Series 2007B Senior Notes is contained in the Registration Statement on Form S-3 of the Company, Alabama Power Capital Trust VI, Alabama Power Capital Trust VII and Alabama Power Capital Trust VIII, Registration Nos. 333-126348, 333-126348-01, 333-126348-02 and 333-126348-03, filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Such description is incorporated herein by this reference. A description of the Series 2007B Senior Notes is also included in a prospectus supplement previously filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number

1	—

Registration Statement on Form S-3 filed by the Company, Alabama Power Capital Trust VI, Alabama Power Capital Trust VII and Alabama Power Capital Trust VIII (Registration Nos. 333-126348, 333-126348-01, 333-126348-02 and 333-126348-03) (incorporated herein by reference).

4(a)	—

Senior Note Indenture between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (designated in Current Report on Form 8-K, File No. 1-3164, dated February 4, 1997 as Exhibit 4.1 and incorporated herein by reference).

Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 10, 2007	ALABAMA POWER COMPANY
By /s/Wayne Boston Wayne Boston Assistant Secretary